CYBERSENSOR.COM, INC.


September 14, 2000


Daniel Kesonen
Nevtah Capital Management Corporation
c/o: Ron Fisher
Broadwater Development, Inc.
720-475 Howe Street
Vancouver B.C., Canada V6C 2B3

     Re: Marketing Rights to Canada

Dear Dan:

This is to confirm that Cybersensor, Inc. (the "Company") agrees to grant Nevtah Capital Management Corporation ("Nevtah") non-exclusive rights to market Cybersensor products ("Product") in the country of Canada (the "Territory"). The Company acknowledges discussions with Nevtah regarding participation by Nevtah in marketing the Product in one or more countries in Europe. Any proposal or discussion is now to apply to Canada, and any agreement for any other country or territory will be by separate agreement.

These rights are conditioned upon Nevtah using its best efforts to promote and solicit sales of the Product to customers in the Territory. It is also agreed that Nevtah will abide by all Company policies regarding use of sales materials, Product pricing, acceptance of orders, order fulfillment, and general conduct of business. As with all other marketing agreements into which the Company has entered, the Company reserves the right to terminate this Agreement if Nevtah has not obtained firm, non-contingent, written orders for no less than 1,000 units of the Product by June 30, 2001.

The Company reserves the right to exclude from the scope of this Agreement customers or identified industry segments generated through the efforts of the Company that have been given exclusivity in certain industry sectors or defined market areas.

The compensation to be paid to Nevtah for these marketing efforts will be subject to further discussion in accordance with the Company's standard policies regarding Product marketing compensation. These policies generally cover compensation for both hardware and "air time" sales.

Your acceptance of this Agreement must be acknowledged by your signature below.


CYBERSENSOR, INC.

By: /s/ Ed Corlew
-----------------
Edward Corlew, CEO


ACCEPTED:

NEVTAH CAPITAL MANAGEMENT CORPORATION

By: /s/ Daniel Kesonen
----------------------
Daniel Kesonen, President

EAC/jrb

        176 Cude Lane * Madison, Tennessee 37115-2202 * fax 615.860.8751
                           e-mail info@cybersensor.com